Exhibit 99.3

DTS, Inc. to Acquire SRS Labs, Inc.

Investor Conference Call Script

OPERATOR

Good day, ladies and gentlemen, thank you for standing by.  Welcome to the conference call and webcast discussing today’s announcement by DTS of its acquisition of SRS.  During today’s presentation, all participants will be in a listen-only mode.  Following the presentation, the lines will be open for questions.

[OPERATOR INSTRUCTIONS]

The conference is being recorded today, April 17, 2012.  I would now like to turn the call over to Anne McGuinness of DTS investor relations.  Anne, please go ahead.

Anne McGuinness

•                  Thank you, operator.  Good morning everyone.  Welcome to the call and thank you for joining on short notice.

•                  In addition to today’s press release, we have posted a presentation for investors on DTS’ website — we will not be going through the presentation during this call, but it contains further detail about the transaction for your information.

•                  With me on today’s call from DTS are Jon Kirchner, Chairman and CEO, and Mel Flanigan, CFO.  We are also joined by SRS Labs’ chairman, CEO and president, Thomas C.K. Yuen, and CFO Chuck McBride.  At the conclusion of the prepared remarks, we will open the call for Q&A regarding the transaction.  In order to use the time we have efficiently, we will only be taking questions that are specifically related to the deal.  We will be reporting our fiscal first quarter results in May.

•                  Before we begin, let me remind you that comments made on today’s call may contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current assumptions and opinions concerning a variety of known and unknown risks. Actual results may differ materially from those contained in or suggested by such forward-looking statements. Please refer to the full disclosures regarding the risks that may affect DTS, SRS and the proposed transaction which may be found in the current reports on Form 8-K filed today by both DTS and SRS.

•                  Finally, please note that the following communication is not an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval.  We urge investors and security holders to read the registration statement on Form S-4, including the definitive proxy statement/prospectus, and all other relevant documents filed with the SEC or sent to SRS stockholders as they become available because they will contain important information about the proposed transaction.  In addition, DTS, SRS and their respective directors and executive officers may be deemed to be participants in any solicitation of proxies in connection with the proposed transaction.  Information regarding the interests of these participants can be found in DTS’ and SRS’ most recent proxy statements filed with the SEC and additional information regarding their interests will be contained in the joint proxy statement/prospectus to be filed by DTS and SRS.

•                  With that, I’ll turn the call over to Jon…

JON KIRCHNER

•                  Thank you, Anne.  Hello everybody.  We appreciate the opportunity to be here with you today and thank you for taking time to join us on short notice.

•                  I am very excited to announce that we have entered into a definitive agreement to acquire SRS Labs.  We believe the combination of the two companies is going to create a tremendous offering for our customers, significant shareholder value for both DTS and SRS shareholders, and great opportunities for employees.

•                  Let me start out by discussing why these two companies are an excellent fit and the strategic rationale and benefits of the transaction.  Then we will address the transaction details and financial implications.

•                  For those of you who are less familiar with the company, SRS Labs is a leader in audio processing and enhancement technologies.  SRS has approximately 150 issued and pending audio technology patents, and has deployed a wide range of processing technologies on a number of silicon platforms.  Based in Southern California, SRS had global revenues of approximately $33 million in 2011.

•                  So first and foremost — through this acquisition, we are bringing together two highly complementary technology and product portfolios — DTS’ suite of audio solutions and SRS’ range of audio processing technologies — to extend DTS’ position as a leading audio solutions provider.

•                  Importantly, the combination accelerates DTS’ strategy to provide customers with a comprehensive integrated suite of audio solutions for all of their needs, from voice processing through audio rendering, and from low bit rate applications to high quality lossless audio delivery.  We believe the turnkey range of solutions we can offer as a combined company will be the strongest in the industry.

•                  The transaction will help accelerate DTS’ expansion in the key growth areas of mobile and other network-connected device markets, positioning us to more effectively take advantage of the powerful growth trends expected across this segment.

•                  As most of you know, the market for network-connected devices is expected to grow to as many as 2 billion units annually by 2016.  In order to take advantage of this tremendous long-term opportunity, we have been:

•                  Working to get more DTS-encoded content in the cloud,

•                  Expanding relationships with semiconductor manufacturers, and

•                  Steadily building our portfolio of technologies to offer a wider range of audio solutions for the network-connected market.

•                  DTS saw more than 60% growth in the network-connected categories in 2011 alone, as our customers released more than 4,000 new smartphones, digital media players, PCs and TV models incorporating DTS technology.

•                  SRS had revenues of approximately $33 million in 2011, a substantial portion of which came from devices in the network-connected space.

•                  SRS audio processing technologies are deployed on a broad range of silicon platforms, and its established market presence will expand DTS’ footprint with key licensees.  SRS brings a number of complementary technologies and customer relationships to DTS’ already robust lineup in the key growth areas of smartphones, tablets, PCs and network-connected TVs.

•                  For example, SRS audio enhancement technologies have been incorporated in HTC smartphones and on PC products from HP, Dell, and Toshiba.

•                  The acquisition will accelerate our network-connected growth strategy by enabling us to penetrate this market more rapidly, and by creating economies of scale in R&D that will enhance the pace of innovation and future product development efforts.  In addition, the transaction expands DTS’ already sizable portfolio of audio-related intellectual property, creating one of the broadest in the industry.  Together, DTS and SRS have over 1,000 registered and pending patents and trademarks.

•                  The combination deepens our footprint with a well-diversified, global base of customers, and will enable us to provide even higher levels of service.  The anticipated robust customer synergies will enable greater reach and support around the world.

•                  We expect that customer synergies will also create cost efficiencies — for the combined company and our customers — through streamlined sales and licensing activities.

•                  In short, we believe this transaction enhances our ability to provide best-in-class, comprehensive integrated audio solutions coupled with world class on-the-ground service and support.

•                  In addition, the transaction is expected to provide important scale benefits and cost efficiencies across the board through the consolidation of overhead, as well as some other sales & marketing, and R&D efforts.

•                  In particular, increased scale in the licensing operation will enable DTS to more rapidly and cost-effectively monetize the combined portfolio of technology.

•                  We expect the transaction to be immediately accretive on a non-GAAP basis, excluding one-time expenses related to the transaction, and accretive on a GAAP basis in 2013, supported by at least $8 million dollars in estimated annual combined cost synergies.

•                  We look forward to a successful close of the transaction and will provide an update on the progress of the transaction on our earnings call in May.

•                  And now it is my pleasure to turn it over to Tom.

THOMAS C.K. YUEN

•                  Thank you, Jon.  I am delighted to be here this morning to share this exciting news.

•                  DTS provides the larger platform that SRS needs in order to fully realize its strategic objectives.  This transaction brings together two great organizations, brands and product portfolios for the benefit of our constituents worldwide.

•                  With access to the collective resources of a larger company, SRS’ customers and partners will benefit from enhanced service around the world.

•                  The combined company will offer a comprehensive and integrated suite of audio solutions that will enable customers to satisfy all of their audio solutions needs in one place.

•                  Consumers will benefit from our combined ability to drive faster innovation and push audio technologies to the next level, continuing to improve the sound experience on hundreds of millions of consumer electronics products worldwide.

•                  The transaction also offers tremendous value and an attractive premium for SRS’ shareholders.

•                  As the largest shareholder of SRS, together with the holdings of my family trust and foundation, I have shown my excitement for this transaction by executing a Voting Agreement whereby I have committed to vote all of the shares under my control in favor of this transaction.

•                  In short, I believe that the combination of DTS and SRS will push the boundaries of innovation even further, improve the consumer experience across devices, and provide significant benefit to our customers, partners, employees and shareholders.

•                  Now I’ll turn it over to Mel.

MEL FLANIGAN

•                  Thanks, Tom.

•                  Let’s turn now to the key terms and financial metrics of the agreement.  This is a 50/50 cash and stock transaction valued at approximately $148 million dollars in aggregate equity value, or $9.50 per SRS share, including acquired net cash of approximately $38 million, as of December 31, 2011.

•                  SRS shareholders may elect to receive either $9.50 per share in cash or a fixed ratio of 0.31127 shares of DTS common stock for every share of SRS common stock they own, subject to proration and adjustment as described in the definitive agreement.  The cash and stock components will each equal 50% of the aggregate consideration paid with shares of DTS valued at $30.52 per share for purposes of this calculation.

•                  The consideration represents a premium of 38% per share over SRS’ stock price as of the close of trading on April 16, 2012.

•                  SRS options and restricted stock units will accelerate and terminate upon the closing of the transaction and the holders thereof will be entitled to receive the $9.50 per share purchase price net of any option exercise costs, payable in cash.

•                  DTS will finance the cash portion of the acquisition through a combination of existing cash balances and a new credit facility.

•                  The agreement has been unanimously approved by both boards, and we expect the transaction to close in the third quarter of 2012, following the satisfaction of customary closing conditions, including review by U.S. regulators and approval by SRS shareholders.

•                  SRS will be integrated into DTS, and we do not anticipate any unusual challenges to integration or to securing regulatory approval.

•                  DTS and SRS are strategically aligned with a shared focus on audio technology innovation and operational excellence.

•                  We are very focused on a seamless integration and on ensuring our combined customers receive the full benefits of the transaction.  We look forward to working with members of the SRS team to accelerate delivery of compelling end-to-end audio solutions to a broad base of customers.

•                  In the meantime, our experienced management teams will be working together to ensure a smooth and disciplined integration process while maintaining our focus on executing our business plans and seeking the required approvals for this transaction.

•                  We believe the consideration is structured in a way that is good for both DTS and SRS shareholders.

•                  For DTS shareholders, the acquisition is consistent with our disciplined approach to capital allocation and our focus on return on invested capital, as it represents an effective use of capital in alignment with DTS’ overall strategies.  DTS will remain in a strong cash position following the transaction, with more than $50 million in cash and relatively low debt.  Our strong free cash flow will continue to be supported by strong margins and the significant synergies we expect from this transaction.  We believe the cash balance will be more than sufficient to:

•                  Respond quickly to changes in market dynamics;

•                  Take advantage of unexpected opportunities; and

•                  Retain flexibility for future investments and growth.

•                  In addition, we expect to resume DTS’ previously announced share repurchase program once the initial integration is completed.  As a reminder, our board recently authorized the repurchase of 2 million shares of common stock.

•                  SRS shareholders will receive an attractive premium and the opportunity to participate in the upside of the combined business through the equity portion of the consideration.

•                  In summary, we are very excited to be bringing together two highly complementary audio technology companies at a time when the industry is in the middle of a major transition and presents explosive growth opportunities from cloud-based entertainment delivery and the proliferation of network-connected devices.

•                  The SRS acquisition fits nicely with and accelerates DTS’ strategies in the network-connected space and our goal of providing truly best-in-class, comprehensive audio solutions across all platforms.  This transaction, coupled with our expectations for continued growth in the Blu-ray market, positions us even better for the future.

•                  Thank you very much.  With that, Operator, let’s please open up the call for questions.

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FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended.  These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which DTS and SRS Labs operate and beliefs of and assumptions made by DTS, SRS Labs and their respective management teams, involve uncertainties that could significantly affect the financial results of DTS or SRS Labs or the combined company.  Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature.  Such forward-looking statements include, but are not limited to, statements about the benefits of the transaction involving DTS and SRS Labs, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions.  All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to creating value for stockholders, integrating our companies, and the expected timetable for completing the proposed transaction — are forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.  Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.  For example, these forward-looking statements could be affected by factors including, without limitation:

•                  the ability of the parties to satisfy conditions to the closing of the transaction, including obtaining required regulatory approvals and the approval of SRS Labs stockholders;

•                  the possibility that SRS Labs or DTS may be adversely affected by economic, business and/or competitive factors before or after closing of the transaction;

•                  the ability to successfully complete the integration of acquired businesses, including the businesses being acquired from SRS Labs by, among other things, realizing revenue, expense and other synergies, renewing contracts on competitive terms, successfully leveraging the information technology platform of the acquired business, and retaining key personnel; and

•                  any adverse effect to DTS’ business or the business being acquired from SRS Labs due to uncertainty relating to the transaction.

This list of important factors is not intended to be exhaustive.  Additional risks and factors are discussed in reports filed with the Securities and Exchange Commission (“SEC”) by DTS and SRS Labs from time to time, including those discussed under the heading “Risk Factors” in their respective most recently filed reports on Form 10-K and 10-Q.  Neither DTS nor SRS Labs assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

In connection with the proposed merger transaction, DTS and SRS Labs will file a registration statement and proxy statement/prospectus with the SEC.  DTS will file a registration statement on Form S-4 that includes a proxy statement of SRS Labs and which also constitutes a prospectus of DTS.  SRS Labs will mail the proxy statement/prospectus to its stockholders.  BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER TRANSACTION AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders may obtain a free copy of the proxy statement/prospectus (when available) and other documents filed by DTS and SRS Labs with the SEC at the SEC’s web site at www.sec.gov or by directing a request when such a filing is made to DTS, 5220 Las Virgenes Road, Calabasas, CA 91302, Attention: Stockholder Relations or by directing a request when such a filing is made to SRS Labs, 2909 Daimler Street, Santa Ana, CA 92705, Attention: Investor Relations.

Participants in the Solicitation

DTS, SRS Labs, their respective directors and certain of their executive officers may be considered participants in the solicitation of proxies in connection with the proposed merger transaction. Information about the directors and executive officers of SRS Labs is set forth in SRS Labs’ definitive proxy statement, which was filed with the SEC on April 25, 2011. Information about the directors and executive officers of DTS is set forth in its definitive proxy statement, which was filed with the SEC on April 10, 2012. Certain directors and executive officers of SRS Labs may have direct or indirect interests in the proposed merger transaction due to securities holdings, preexisting or future indemnification arrangements, vesting of options or rights to severance payments if their employment is terminated following the proposed merger transaction. Investors and security holders may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus DTS and SRS Labs will file with the SEC when it becomes available.